UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 21, 2009
(Date of earliest event reported)

RAHAXI, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Wicklow Enterprise Centre, The Murrough,Wicklow Town Co. Wicklow, Republic of Ireland
(Address of Principal Executive Offices)

Registrant's telephone number:  353-404-66433

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.03                  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Rahaxi, Inc. (the “Company”) filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase the Company’s authorized Common Stock to one billion (1,000,000,000) shares and increase the Company’s authorized Preferred Stock to ten million (10,000,000) shares.  The amendment was approved by holders of a majority of the outstanding shares of the Company through a Proxy Statement (written consent solicitation) that was previously mailed to stockholders on August 10, 2009 and filed with the Securities and Exchange Commission.

The amendment to the Company’s Articles of Incorporation was filed with the Secretary of State of Nevada on September 21, 2009 and became effective upon filing.

Item 9.01                   Financial Statements and Exhibits

Exhibit No.                Description of Exhibit

3.1                               Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAHAXI, INC.

Dated: September 22, 2009	By:	/s/ Paul Egan
Paul Egan
President